Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated March 26, 2012 with respect to the consolidated financial statements included in this Form 10-K, into Annapolis Bancorp, Inc.’s previously filed Registration Statements on Form S-8, File Nos. 333-65875, 333-58658, 333-136382 and 333-143943 and Registration Statement on Form S-3, File No. 333-157598.

/s/ Stegman & Company

Baltimore, Maryland
March 26, 2012